Exhibit 99.1
Caterpillar Inc.
3Q 2021 Earnings Release

October 28, 2021

FOR IMMEDIATE RELEASE

Caterpillar Reports Third-Quarter 2021 Results

	Third Quarter
($ in billions except profit per share)	2021	2020
Sales and Revenues	$12.4	$9.9
Profit Per Share	$2.60	$1.22
Adjusted Profit Per Share	$2.66	$1.52

●	Third-quarter 2021 sales and revenues increased 25% to $12.4 billion
●	Third-quarter 2021 profit per share of $2.60; adjusted profit per share of $2.66
●	Strong balance sheet; returned $2.0 billion to shareholders through dividends and share repurchases in the quarter
DEERFIELD, Ill. – Caterpillar Inc. (NYSE: CAT) today announced third-quarter 2021 sales and revenues of $12.4 billion, a 25% increase compared with $9.9 billion in the third quarter of 2020. The increase was primarily due to higher sales volume, driven by higher end-user demand for equipment and services, and favorable price realization.
Operating profit margin was 13.4% for the third quarter of 2021, compared with 10.0% for the third quarter of 2020. Third-quarter 2021 profit per share was $2.60, compared with third-quarter 2020 profit per share of $1.22. Adjusted profit per share in the third quarter of 2021 was $2.66, compared with third-quarter 2020 adjusted profit per share of $1.52. Third-quarter 2021 adjusted profit per share of $2.66 reflected strong operational performance and a lower-than-expected effective tax rate. Adjusted profit per share for both quarters excluded restructuring costs, while the third quarter of 2020 also excluded remeasurement losses of $0.12 per share, resulting from the settlements of pension obligations. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 13.
For the nine months ended September 30, 2021, enterprise operating cash flow was $5.8 billion and the company ended the third quarter with $9.4 billion of enterprise cash. In the quarter, the company repurchased $1.4 billion of Caterpillar common stock and paid dividends of $0.6 billion.
“Our global team continues to execute our long-term strategy for profitable growth while working to mitigate supply chain challenges as we serve our customers,” said Chairman and CEO Jim Umpleby. “Our third-quarter results reflect higher sales and revenues across our three primary segments and in all regions.”

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the third quarter of 2020 (at left) and the third quarter of 2021 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues for the third quarter of 2021 were $12.397 billion, an increase of $2.516 billion, or 25%, compared with $9.881 billion in the third quarter of 2020. The increase was primarily due to higher sales volume driven by higher end-user demand for equipment and services and the impact from changes in dealer inventories, along with favorable price realization. Dealers decreased inventories by $600 million during the third quarter of 2020, compared with a decrease of $300 million during the third quarter of 2021.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Third Quarter 2020	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Third Quarter 2021	$ Change	% Change

Construction Industries	$4,056	$957	$218	$38	$(14)	$5,255	$1,199	30%
Resource Industries	1,816	522	43	22	3	2,406	590	32%
Energy & Transportation	4,161	628	(6)	44	250	5,077	916	22%
All Other Segment	106	10	(1)	1	3	119	13	12%
Corporate Items and Eliminations	(911)	1	2	—	(242)	(1,150)	(239)
Machinery, Energy & Transportation	9,228	2,118	256	105	—	11,707	2,479	27%

Financial Products Segment	724	—	—	—	38	762	38	5%
Corporate Items and Eliminations	(71)	—	—	—	(1)	(72)	(1)
Financial Products Revenues	653	—	—	—	37	690	37	6%

Consolidated Sales and Revenues	$9,881	$2,118	$256	$105	$37	$12,397	$2,516	25%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Third Quarter 2021
Construction Industries	$2,417	36%	$528	130%	$1,240	56%	$1,076	(13%)	$5,261	30%	$(6)	(175%)	$5,255	30%
Resource Industries	674	38%	417	55%	456	19%	744	32%	2,291	34%	115	3%	2,406	32%
Energy & Transportation	1,924	21%	329	49%	1,144	3%	744	34%	4,141	19%	936	36%	5,077	22%
All Other Segment	18	80%	—	(100%)	3	200%	14	8%	35	40%	84	4%	119	12%
Corporate Items and Eliminations	(19)		—		—		(2)		(21)		(1,129)		(1,150)
Machinery, Energy & Transportation	5,014	31%	1,274	77%	2,843	24%	2,576	8%	11,707	27%	—	—%	11,707	27%

Financial Products Segment	478	7%	68	8%	105	5%	111	(2%)	762	5%	—	—%	762	5%
Corporate Items and Eliminations	(37)		(13)		(9)		(13)		(72)		—		(72)
Financial Products Revenues	441	7%	55	4%	96	7%	98	(1%)	690	6%	—	—%	690	6%

Consolidated Sales and Revenues	$5,455	28%	$1,329	72%	$2,939	23%	$2,674	8%	$12,397	25%	$—	—%	$12,397	25%

Third Quarter 2020
Construction Industries	$1,781		$230		$796		$1,241		$4,048		$8		$4,056
Resource Industries	487		269		384		564		1,704		112		1,816
Energy & Transportation	1,584		221		1,113		557		3,475		686		4,161
All Other Segment	10		1		1		13		25		81		106
Corporate Items and Eliminations	(22)		(2)		—		—		(24)		(887)		(911)
Machinery, Energy & Transportation	3,840		719		2,294		2,375		9,228		—		9,228

Financial Products Segment	448		63		100		113		724		—		724
Corporate Items and Eliminations	(37)		(10)		(10)		(14)		(71)		—		(71)
Financial Products Revenues	411		53		90		99		653		—		653

Consolidated Sales and Revenues	$4,251		$772		$2,384		$2,474		$9,881		$—		$9,881

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the third quarter of 2020 (at left) and the third quarter of 2021 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the third quarter of 2021 was $1.664 billion, an increase of $679 million, or 69%, compared with $985 million in the third quarter of 2020. The increase was primarily due to higher sales volume and favorable price realization, partially offset by higher selling, general and administrative (SG&A) and research and development (R&D) expenses as well as higher manufacturing costs.
Unfavorable manufacturing costs reflected higher variable labor and burden, primarily freight, and higher period manufacturing and material costs, partially offset by favorable cost absorption and lower warranty expense. Cost absorption was favorable as inventory increased during the third quarter of 2021.
The increase in both SG&A/R&D expenses and period manufacturing costs was mainly driven by higher short-term incentive compensation expense, which was reinstated in 2021, and investments aligned with the company's strategy for profitable growth, including acquisition-related expenses.
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Profit (Loss) by Segment
(Millions of dollars)	Third Quarter 2021	Third Quarter 2020	$ Change	% Change
Construction Industries	$859	$585	$274	47%
Resource Industries	297	167	130	78%
Energy & Transportation	696	492	204	41%
All Other Segment	5	27	(22)	(81%)
Corporate Items and Eliminations	(286)	(346)	60
Machinery, Energy & Transportation	1,571	925	646	70%

Financial Products Segment	173	142	31	22%
Corporate Items and Eliminations	(7)	(15)	8
Financial Products	166	127	39	31%

Consolidating Adjustments	(73)	(67)	(6)

Consolidated Operating Profit	$1,664	$985	$679	69%

Other Profit/Loss and Tax Items
•Other income (expense) in the third quarter of 2021 was income of $225 million, compared with income of $14 million in the third quarter of 2020. The change was primarily due to favorable impacts from foreign currency exchange gains (losses), the absence of remeasurement losses resulting from the settlements of pension obligations that occurred in the third quarter of 2020 and favorable pension and other postemployment benefit (OPEB) plan costs.
The company experienced foreign currency exchange net gains in the third quarter of 2021, primarily due to the euro, compared with net losses in the third quarter of 2020.
•The provision for income taxes for the third quarter of 2021 reflected a lower estimated annual tax rate of 25%, compared with 31% for the third quarter of 2020, excluding the discrete items discussed below. The comparative tax rate for full-year 2020 was approximately 28%. The decrease in the estimated annual tax rate from full-year 2020 was primarily related to changes in the expected geographic mix of profits from a tax perspective for 2021.
In the third quarter of 2021, the company recorded a $39 million benefit due to the change from the second-quarter estimated annual tax rate of 26%. In addition, the company recorded discrete tax benefits of $36 million to reflect changes in estimates related to prior year U.S. taxes in the third quarter of 2021 compared to $80 million in the third quarter of 2020. In the third quarter of 2020, a discrete tax benefit of $13 million was recorded for settlement of stock-based compensation awards along with a $12 million tax benefit related to the $77 million of remeasurement losses resulting from the settlements of pension obligations.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2021	$ Change	% Change
Total Sales	$4,056	$957	$218		$38	$(14)	$5,255	$1,199	30%

Sales by Geographic Region
	Third Quarter 2021	Third Quarter 2020	$ Change		% Change
North America	$2,417	$1,781	$636		36%
Latin America	528	230	298		130%
EAME	1,240	796	444		56%
Asia/Pacific	1,076	1,241	(165)		(13%)
External Sales	5,261	4,048	1,213		30%
Inter-segment	(6)	8	(14)		(175%)
Total Sales	$5,255	$4,056	$1,199		30%

Segment Profit
	Third Quarter 2021	Third Quarter 2020	Change		% Change
Segment Profit	$859	$585	$274		47%
Segment Profit Margin	16.3%	14.4%	1.9	pts

Construction Industries’ total sales were $5.255 billion in the third quarter of 2021, an increase of $1.199 billion, or 30%, compared with $4.056 billion in the third quarter of 2020. The increase was due to higher sales volume and favorable price realization. The increase in sales volume was driven by higher end-user demand and the impact from changes in dealer inventories. Overall, dealers decreased inventories more during the third quarter of 2020 than during the third quarter of 2021.
▪In North America, sales increased due to higher sales volume and favorable price realization. Higher sales volume was driven by higher end-user demand from improving non-residential construction, as well as continued strength in residential construction and the impact from changes in dealer inventories. Dealers decreased inventories more during the third quarter of 2020 than during the third quarter of 2021.
▪Sales increased in Latin America mostly due to higher sales volume led by the impact of changes in dealer inventories and higher end-user demand across the region. Dealers decreased inventories during the third quarter of 2020, compared with an increase during the third quarter of 2021.
▪In EAME, sales increased due to higher sales volume from the impact of changes in dealer inventories and higher end-user demand. Dealers decreased inventories during the third quarter of 2020, compared with an increase during the third quarter of 2021.
▪Sales decreased in Asia/Pacific mainly due to lower sales volume, reflecting the impact of changes in dealer inventory. Dealers decreased inventories during the third quarter of 2021, compared with an increase during the third quarter of 2020. Lower sales in China, driven by lower end-user demand and impacts of changes in dealer inventory, were partially offset by increased sales across the rest of the region.
Construction Industries’ profit was $859 million in the third quarter of 2021, an increase of $274 million, or 47%, compared with $585 million in the third quarter of 2020. The increase was mainly due to higher sales volume and
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favorable price realization, partially offset by unfavorable manufacturing costs, which largely reflected higher variable labor and burden, primarily freight, and material costs.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2021	$ Change	% Change
Total Sales	$1,816	$522	$43		$22	$3	$2,406	$590	32%

Sales by Geographic Region
	Third Quarter 2021	Third Quarter 2020	$ Change		% Change
North America	$674	$487	$187		38%
Latin America	417	269	148		55%
EAME	456	384	72		19%
Asia/Pacific	744	564	180		32%
External Sales	2,291	1,704	587		34%
Inter-segment	115	112	3		3%
Total Sales	$2,406	$1,816	$590		32%

Segment Profit
	Third Quarter 2021	Third Quarter 2020	Change		% Change
Segment Profit	$297	$167	$130		78%
Segment Profit Margin	12.3%	9.2%	3.1	pts

Resource Industries’ total sales were $2.406 billion in the third quarter of 2021, an increase of $590 million, or 32%, compared with $1.816 billion in the third quarter of 2020. The increase was primarily due to higher sales volume driven by higher end-user demand for equipment and aftermarket parts, partially offset by the impacts of changes in dealer inventories. Dealers decreased inventories more during the third quarter of 2021 than during the third quarter of 2020. End-user demand was higher in both mining and heavy construction and quarry and aggregates.
Resource Industries’ profit was $297 million in the third quarter of 2021, an increase of $130 million, or 78%, compared with $167 million in the third quarter of 2020. The increase was mainly due to higher sales volume and favorable price realization, partially offset by unfavorable manufacturing costs. Increased manufacturing costs reflected higher variable labor and burden, primarily freight, and material costs.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Third Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2021	$ Change	% Change
Total Sales	$4,161	$628	$(6)		$44	$250	$5,077	$916	22%

Sales by Application
	Third Quarter 2021	Third Quarter 2020	$ Change		% Change
Oil and Gas	$1,088	$734	$354		48%
Power Generation	1,010	1,034	(24)		(2%)
Industrial	948	730	218		30%
Transportation	1,095	977	118		12%
External Sales	4,141	3,475	666		19%
Inter-segment	936	686	250		36%
Total Sales	$5,077	$4,161	$916		22%

Segment Profit
	Third Quarter 2021	Third Quarter 2020	Change		% Change
Segment Profit	$696	$492	$204		41%
Segment Profit Margin	13.7%	11.8%	1.9	pts

Energy & Transportation’s total sales were $5.077 billion in the third quarter of 2021, an increase of $916 million, or 22%, compared with $4.161 billion in the third quarter of 2020. Sales increased across all applications and inter-segment sales except Power Generation, which decreased slightly.
▪Oil and Gas – Sales increased for reciprocating engines aftermarket parts, primarily in North America, turbines and turbine-related services and reciprocating engines used in gas compression.
▪Power Generation – Sales decreased slightly due to timing of turbines and turbine-related services. Reciprocating engines were about flat compared to the third quarter of 2020, with aftermarket parts slightly higher offset by slightly lower engine sales.
▪Industrial – Sales were up due to higher demand across all regions.
▪Transportation – Sales increased in rail services and marine.
Energy & Transportation’s profit was $696 million in the third quarter of 2021, an increase of $204 million, or 41%, compared with $492 million in the third quarter of 2020. The increase was due to higher sales volume, partially offset by unfavorable manufacturing costs and higher SG&A/R&D expenses. Increased manufacturing costs were mainly driven by higher variable labor and burden, primarily freight, period manufacturing costs and material, partially offset by the absence of inventory write-downs that occurred in the third quarter of 2020. In addition, segment profit was favorably impacted by other operating income/expense.
Both SG&A/R&D expenses and period manufacturing costs were driven by higher short-term incentive compensation expense and investments aligned with growth initiatives, including acquisition-related expenses.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Third Quarter 2021	Third Quarter 2020	$ Change	% Change
North America	$478	$448	$30	7%
Latin America	68	63	5	8%
EAME	105	100	5	5%
Asia/Pacific	111	113	(2)	(2%)
Total Revenues	$762	$724	$38	5%

Segment Profit
	Third Quarter 2021	Third Quarter 2020	Change	% Change
Segment Profit	$173	$142	$31	22%

Financial Products’ segment revenues were $762 million in the third quarter of 2021, an increase of $38 million, or 5%, from the third quarter of 2020.
Financial Products’ segment profit was $173 million in the third quarter of 2021, an increase of $31 million, or 22%, compared with $142 million in the third quarter of 2020. The increase was mainly due to a favorable impact from returned or repossessed equipment, lower provision for credit losses at Cat Financial and higher net yield on average earning assets. These favorable impacts were partially offset by an increase in SG&A expenses primarily due to higher short-term incentive compensation expense.
At the end of the third quarter of 2021, past dues at Cat Financial were 2.41%, compared with 3.81% at the end of the third quarter of 2020. Past dues decreased across all portfolio segments as global markets generally improved. Write-offs, net of recoveries, were $76 million for the third quarter of 2021, compared with $125 million for the third quarter of 2020. As of September 30, 2021, Cat Financial's allowance for credit losses totaled $378 million, or 1.41% of finance receivables, compared with $402 million, or 1.46% of finance receivables, at June 30, 2021. The allowance for credit losses at year-end 2020 was $479 million, or 1.77% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $293 million in the third quarter of 2021, a decrease of $68 million from the third quarter of 2020. Higher corporate costs were more than offset by lower restructuring costs, favorable impacts of segment methodology differences and a favorable change in fair value adjustments related to deferred compensation plans.

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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.End-user demand is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, October 28, 2021.
iii.Information on non-GAAP financial measures is included in the appendix on page 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, October 28, 2021, to discuss its 2021 third-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2020 sales and revenues of $41.7 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Since 1925, we’ve been driving sustainable progress and helping customers build a better world through innovative products and services. Throughout the product life cycle, we offer services built on cutting-edge technology and decades of product expertise. These products and services, backed by our global dealer network, provide exceptional value to help our customers succeed. We do business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/social-media.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Jennifer Driscoll, +1 224-551-4382 or Driscoll_Jennifer@cat.com
Caterpillar media contact: Kate Kenny, +1 309-361-9333 or Kenny_Kate@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of (i) restructuring costs, which were incurred to generate longer-term benefits and (ii) remeasurement losses resulting from the settlements of pension obligations in the third quarter of 2020. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2021, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended September 30, 2021 - U.S. GAAP	$1,664	13.4%	$1,775	$368	20.7%	$1,426	$2.60
Restructuring costs	35	0.3%	35	6	15.0%	29	$0.06
Three Months Ended September 30, 2021 - Adjusted	$1,699	13.7%	$1,810	$374	20.7%	$1,455	$2.66

Three Months Ended September 30, 2020 - U.S. GAAP	$985	10.0%	$863	$187	21.7%	$668	$1.22
Restructuring costs	112	1.1%	112	13	12.0%	99	$0.18
Remeasurement losses of pension obligations	—	—%	77	12	15.6%	65	$0.12
Three Months Ended September 30, 2020 - Adjusted	$1,097	11.1%	$1,052	$212	20.2%	$832	$1.52

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 14 to 24 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sales and revenues:
Sales of Machinery, Energy & Transportation	$11,707	$9,228	$35,091	$28,452
Revenues of Financial Products	690	653	2,082	2,061
Total sales and revenues	12,397	9,881	37,173	30,513

Operating costs:
Cost of goods sold	8,617	6,919	25,510	21,298
Selling, general and administrative expenses	1,340	1,126	3,943	3,426
Research and development expenses	427	344	1,247	1,041
Interest expense of Financial Products	111	137	352	461
Other operating (income) expenses	238	370	854	1,114
Total operating costs	10,733	8,896	31,906	27,340

Operating profit	1,664	985	5,267	3,173

Interest expense excluding Financial Products	114	136	376	384
Other income (expense)	225	14	751	265

Consolidated profit before taxes	1,775	863	5,642	3,054

Provision (benefit) for income taxes	368	187	1,313	839
Profit of consolidated companies	1,407	676	4,329	2,215

Equity in profit (loss) of unconsolidated affiliated companies	21	(5)	44	8

Profit of consolidated and affiliated companies	1,428	671	4,373	2,223

Less: Profit (loss) attributable to noncontrolling interests	2	3	4	5

Profit [1]	$1,426	$668	$4,369	$2,218

Profit per common share	$2.62	$1.23	$8.00	$4.08
Profit per common share — diluted [2]	$2.60	$1.22	$7.94	$4.05

Weighted-average common shares outstanding (millions)
– Basic	544.0	542.3	545.8	543.9
– Diluted [2]	547.6	546.4	550.2	547.8

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$9,446	$9,352
Receivables – trade and other	7,647	7,317
Receivables – finance	8,919	9,463
Prepaid expenses and other current assets	2,215	1,930
Inventories	13,666	11,402
Total current assets	41,893	39,464

Property, plant and equipment – net	11,904	12,401
Long-term receivables – trade and other	1,273	1,185
Long-term receivables – finance	12,605	12,222
Noncurrent deferred and refundable income taxes	1,744	1,523
Intangible assets	1,121	1,308
Goodwill	6,353	6,394
Other assets	3,891	3,827
Total assets	$80,784	$78,324

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$10
-- Financial Products	3,247	2,005
Accounts payable	7,218	6,128
Accrued expenses	3,579	3,642
Accrued wages, salaries and employee benefits	2,075	1,096
Customer advances	1,155	1,108
Dividends payable	—	562
Other current liabilities	2,319	2,017
Long-term debt due within one year:
-- Machinery, Energy & Transportation	48	1,420
-- Financial Products	6,335	7,729
Total current liabilities	25,976	25,717

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,759	9,749
-- Financial Products	17,395	16,250
Liability for postemployment benefits	6,395	6,872
Other liabilities	4,564	4,358
Total liabilities	64,089	62,946

Shareholders’ equity
Common stock	6,352	6,230
Treasury stock	(26,608)	(25,178)
Profit employed in the business	38,361	35,167
Accumulated other comprehensive income (loss)	(1,440)	(888)
Noncontrolling interests	30	47
Total shareholders’ equity	16,695	15,378
Total liabilities and shareholders’ equity	$80,784	$78,324

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Nine Months Ended September 30,
	2021	2020
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,373	$2,223
Adjustments for non-cash items:
Depreciation and amortization	1,766	1,815
Net gain on remeasurement of pension obligations	—	(55)
Provision (benefit) for deferred income taxes	(321)	(38)
Other	102	919
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(326)	1,473
Inventories	(2,195)	(139)
Accounts payable	1,232	(596)
Accrued expenses	46	(286)
Accrued wages, salaries and employee benefits	934	(547)
Customer advances	39	13
Other assets – net	138	(15)
Other liabilities – net	(2)	(512)
Net cash provided by (used for) operating activities	5,786	4,255
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(673)	(686)
Expenditures for equipment leased to others	(1,014)	(805)
Proceeds from disposals of leased assets and property, plant and equipment	877	550
Additions to finance receivables	(9,603)	(9,278)
Collections of finance receivables	9,221	9,656
Proceeds from sale of finance receivables	44	37
Investments and acquisitions (net of cash acquired)	(449)	(93)
Proceeds from sale of businesses and investments (net of cash sold)	23	13
Proceeds from sale of securities	424	239
Investments in securities	(934)	(512)
Other – net	(8)	(80)
Net cash provided by (used for) investing activities	(2,092)	(959)
Cash flow from financing activities:
Dividends paid	(1,733)	(1,683)
Common stock issued, including treasury shares reissued	122	110
Common shares repurchased	(1,622)	(1,130)
Proceeds from debt issued (original maturities greater than three months)	6,931	9,418
Payments on debt (original maturities greater than three months)	(8,620)	(6,789)
Short-term borrowings – net (original maturities three months or less)	1,324	(2,138)
Other – net	(4)	(1)
Net cash provided by (used for) financing activities	(3,602)	(2,213)
Effect of exchange rate changes on cash	(9)	(56)
Increase (decrease) in cash, cash equivalents and restricted cash	83	1,027
Cash, cash equivalents and restricted cash at beginning of period	9,366	8,292
Cash, cash equivalents and restricted cash at end of period	$9,449	$9,319

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$11,707	$11,707	$—	$—
Revenues of Financial Products	690	—	787	(97)	1
Total sales and revenues	12,397	11,707	787	(97)

Operating costs:
Cost of goods sold	8,617	8,618	—	(1)	2
Selling, general and administrative expenses	1,340	1,147	200	(7)	2
Research and development expenses	427	427	—	—
Interest expense of Financial Products	111	—	111	—
Other operating (income) expenses	238	(56)	310	(16)	2
Total operating costs	10,733	10,136	621	(24)

Operating profit	1,664	1,571	166	(73)

Interest expense excluding Financial Products	114	114	—	—
Other income (expense)	225	143	9	73	3

Consolidated profit before taxes	1,775	1,600	175	—

Provision (benefit) for income taxes	368	331	37	—
Profit of consolidated companies	1,407	1,269	138	—

Equity in profit (loss) of unconsolidated affiliated companies	21	23	—	(2)	4

Profit of consolidated and affiliated companies	1,428	1,292	138	(2)

Less: Profit (loss) attributable to noncontrolling interests	2	1	3	(2)	5

Profit [6]	$1,426	$1,291	$135	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$9,228	$9,228	$—	$—
Revenues of Financial Products	653	—	740	(87)	1
Total sales and revenues	9,881	9,228	740	(87)

Operating costs:
Cost of goods sold	6,919	6,921	—	(2)	2
Selling, general and administrative expenses	1,126	943	189	(6)	2
Research and development expenses	344	344	—	—
Interest expense of Financial Products	137	—	137	—
Other operating (income) expenses	370	95	287	(12)	2
Total operating costs	8,896	8,303	613	(20)

Operating profit	985	925	127	(67)

Interest expense excluding Financial Products	136	136	—	—
Other income (expense)	14	(62)	9	67	3

Consolidated profit before taxes	863	727	136	—

Provision (benefit) for income taxes	187	133	54	—
Profit of consolidated companies	676	594	82	—

Equity in profit (loss) of unconsolidated affiliated companies	(5)	(4)	—	(1)	4

Profit of consolidated and affiliated companies	671	590	82	(1)

Less: Profit (loss) attributable to noncontrolling interests	3	—	4	(1)	5

Profit [6]	$668	$590	$78	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$35,091	$35,091	$—	$—
Revenues of Financial Products	2,082	—	2,371	(289)	1
Total sales and revenues	37,173	35,091	2,371	(289)

Operating costs:
Cost of goods sold	25,510	25,515	—	(5)	2
Selling, general and administrative expenses	3,943	3,471	483	(11)	2
Research and development expenses	1,247	1,247	—	—
Interest expense of Financial Products	352	—	352	—
Other operating (income) expenses	854	(30)	931	(47)	2
Total operating costs	31,906	30,203	1,766	(63)

Operating profit	5,267	4,888	605	(226)

Interest expense excluding Financial Products	376	376	—	—
Other income (expense)	751	819	56	(124)	3

Consolidated profit before taxes	5,642	5,331	661	(350)

Provision (benefit) for income taxes	1,313	1,158	155	—
Profit of consolidated companies	4,329	4,173	506	(350)

Equity in profit (loss) of unconsolidated affiliated companies	44	52	—	(8)	4

Profit of consolidated and affiliated companies	4,373	4,225	506	(358)

Less: Profit (loss) attributable to noncontrolling interests	4	3	9	(8)	5

Profit [6]	$4,369	$4,222	$497	$(350)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$28,452	$28,452	$—	$—
Revenues of Financial Products	2,061	—	2,350	(289)	1
Total sales and revenues	30,513	28,452	2,350	(289)

Operating costs:
Cost of goods sold	21,298	21,302	—	(4)	2
Selling, general and administrative expenses	3,426	2,867	572	(13)	2
Research and development expenses	1,041	1,041	—	—
Interest expense of Financial Products	461	—	462	(1)	3
Other operating (income) expenses	1,114	227	927	(40)	2
Total operating costs	27,340	25,437	1,961	(58)

Operating profit	3,173	3,015	389	(231)

Interest expense excluding Financial Products	384	383	—	1	3
Other income (expense)	265	60	(7)	212	4

Consolidated profit before taxes	3,054	2,692	382	(20)

Provision (benefit) for income taxes	839	720	119	—
Profit of consolidated companies	2,215	1,972	263	(20)

Equity in profit (loss) of unconsolidated affiliated companies	8	18	—	(10)	5

Profit of consolidated and affiliated companies	2,223	1,990	263	(30)

Less: Profit (loss) attributable to noncontrolling interests	5	2	13	(10)	6

Profit [7]	$2,218	$1,988	$250	$(20)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At September 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,446	$8,554	$892	$—
Receivables – trade and other	7,647	3,175	430	4,042	[1,2]
Receivables – finance	8,919	—	13,095	(4,176)	2
Prepaid expenses and other current assets	2,215	1,831	425	(41)	3
Inventories	13,666	13,666	—	—
Total current assets	41,893	27,226	14,842	(175)

Property, plant and equipment – net	11,904	7,957	3,947	—
Long-term receivables – trade and other	1,273	389	215	669	[1,2]
Long-term receivables – finance	12,605	—	13,301	(696)	2
Noncurrent deferred and refundable income taxes	1,744	2,279	105	(640)	4
Intangible assets	1,121	1,121	—	—
Goodwill	6,353	6,353	—	—
Other assets	3,891	3,233	1,869	(1,211)	5
Total assets	$80,784	$48,558	$34,279	$(2,053)

Liabilities
Current liabilities:
Short-term borrowings	$3,247	$—	$3,247	$—
Accounts payable	7,218	7,112	240	(134)	6
Accrued expenses	3,579	3,234	345	—
Accrued wages, salaries and employee benefits	2,075	2,031	44	—
Customer advances	1,155	1,155	—	—
Dividends payable	—	—	—	—
Other current liabilities	2,319	1,694	689	(64)	[4,7]
Long-term debt due within one year	6,383	48	6,335	—
Total current liabilities	25,976	15,274	10,900	(198)

Long-term debt due after one year	27,154	9,786	17,395	(27)	8
Liability for postemployment benefits	6,395	6,394	1	—
Other liabilities	4,564	3,905	1,371	(712)	4
Total liabilities	64,089	35,359	29,667	(937)

Shareholders’ equity
Common stock	6,352	6,352	919	(919)	9
Treasury stock	(26,608)	(26,608)	—	—
Profit employed in the business	38,361	34,138	4,212	11	9
Accumulated other comprehensive income (loss)	(1,440)	(715)	(725)	—
Noncontrolling interests	30	32	206	(208)	9
Total shareholders’ equity	16,695	13,199	4,612	(1,116)
Total liabilities and shareholders’ equity	$80,784	$48,558	$34,279	$(2,053)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,352	$8,822	$530	$—
Receivables – trade and other	7,317	3,846	397	3,074	[1,2]
Receivables – finance	9,463	—	13,681	(4,218)	2
Prepaid expenses and other current assets	1,930	1,376	624	(70)	3
Inventories	11,402	11,402	—	—
Total current assets	39,464	25,446	15,232	(1,214)

Property, plant and equipment – net	12,401	8,309	4,092	—
Long-term receivables – trade and other	1,185	363	164	658	[1,2]
Long-term receivables – finance	12,222	—	12,895	(673)	2
Noncurrent deferred and refundable income taxes	1,523	2,058	110	(645)	4
Intangible assets	1,308	1,308	—	—
Goodwill	6,394	6,394	—	—
Other assets	3,827	3,158	1,871	(1,202)	5
Total assets	$78,324	$47,036	$34,364	$(3,076)

Liabilities
Current liabilities:
Short-term borrowings	$2,015	$10	$2,005	$—
Short-term borrowings with consolidated companies	—	—	1,000	(1,000)	6
Accounts payable	6,128	6,060	212	(144)	7
Accrued expenses	3,642	3,099	543	—
Accrued wages, salaries and employee benefits	1,096	1,081	15	—
Customer advances	1,108	1,108	—	—
Dividends payable	562	562	—	—
Other current liabilities	2,017	1,530	580	(93)	[4,8]
Long-term debt due within one year	9,149	1,420	7,729	—
Total current liabilities	25,717	14,870	12,084	(1,237)

Long-term debt due after one year	25,999	9,764	16,250	(15)	6
Liability for postemployment benefits	6,872	6,872	—	—
Other liabilities	4,358	3,691	1,385	(718)	4
Total liabilities	62,946	35,197	29,719	(1,970)

Shareholders’ equity
Common stock	6,230	6,230	919	(919)	9
Treasury stock	(25,178)	(25,178)	—	—
Profit employed in the business	35,167	31,091	4,065	11	9
Accumulated other comprehensive income (loss)	(888)	(352)	(536)	—
Noncontrolling interests	47	48	197	(198)	9
Total shareholders’ equity	15,378	11,839	4,645	(1,106)
Total liabilities and shareholders’ equity	$78,324	$47,036	$34,364	$(3,076)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of debt between ME&T and Financial Products.
7	Elimination of payables between ME&T and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,373	$4,225	$506	$(358)	1, 5
Adjustments for non-cash items:
Depreciation and amortization	1,766	1,162	604	—
Provision (benefit) for deferred income taxes	(321)	(255)	(66)	—
Other	102	104	(135)	133	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(326)	(338)	40	(28)	[2,3]
Inventories	(2,195)	(2,194)	—	(1)	2
Accounts payable	1,232	1,194	28	10	2
Accrued expenses	46	117	(71)	—
Accrued wages, salaries and employee benefits	934	905	29	—
Customer advances	39	39	—	—
Other assets – net	138	133	24	(19)	2
Other liabilities – net	(2)	(193)	144	47	2
Net cash provided by (used for) operating activities	5,786	4,899	1,103	(216)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(673)	(670)	(11)	8	2
Expenditures for equipment leased to others	(1,014)	(23)	(997)	6	2
Proceeds from disposals of leased assets and property, plant and equipment	877	71	818	(12)	2
Additions to finance receivables	(9,603)	—	(10,292)	689	3
Collections of finance receivables	9,221	—	9,946	(725)	3
Net intercompany purchased receivables	—	—	100	(100)	3
Proceeds from sale of finance receivables	44	—	44	—
Net intercompany borrowings	—	1,000	3	(1,003)	4
Investments and acquisitions (net of cash acquired)	(449)	(449)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	23	23	—	—
Proceeds from sale of securities	424	44	380	—
Investments in securities	(934)	(542)	(392)	—
Other – net	(8)	59	(67)	—
Net cash provided by (used for) investing activities	(2,092)	(487)	(468)	(1,137)
Cash flow from financing activities:
Dividends paid	(1,733)	(1,733)	(350)	350	5
Common stock issued, including treasury shares reissued	122	122	—	—
Common shares repurchased	(1,622)	(1,622)	—	—
Net intercompany borrowings	—	(3)	(1,000)	1,003	4
Proceeds from debt issued > 90 days	6,931	494	6,437	—
Payments on debt > 90 days	(8,620)	(1,910)	(6,710)	—
Short-term borrowings – net < 90 days	1,324	(10)	1,334	—
Other – net	(4)	(4)	—	—
Net cash provided by (used for) financing activities	(3,602)	(4,666)	(289)	1,353
Effect of exchange rate changes on cash	(9)	(14)	5	—
Increase (decrease) in cash, cash equivalents and restricted cash	83	(268)	351	—
Cash, cash equivalents and restricted cash at beginning of period	9,366	8,822	544	—
Cash, cash equivalents and restricted cash at end of period	$9,449	$8,554	$895	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,223	$1,990	$263	$(30)	1, 5
Adjustments for non-cash items:
Depreciation and amortization	1,815	1,217	598	—
Net gain on remeasurement of pension obligations	(55)	(55)	—	—
Provision (benefit) for deferred income taxes	(38)	(5)	(33)	—
Other	919	494	167	258	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	1,473	616	(54)	911	[2,3]
Inventories	(139)	(130)	—	(9)	2
Accounts payable	(596)	(599)	(6)	9	2
Accrued expenses	(286)	(314)	28	—
Accrued wages, salaries and employee benefits	(547)	(512)	(35)	—
Customer advances	13	13	—	—
Other assets – net	(15)	(136)	26	95	2
Other liabilities – net	(512)	(514)	83	(81)	2
Net cash provided by (used for) operating activities	4,255	2,065	1,037	1,153
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(686)	(687)	(11)	12	2
Expenditures for equipment leased to others	(805)	2	(823)	16	2
Proceeds from disposals of leased assets and property, plant and equipment	550	119	451	(20)	2
Additions to finance receivables	(9,278)	—	(10,234)	956	3
Collections of finance receivables	9,656	—	10,822	(1,166)	3
Net intercompany purchased receivables	—	—	971	(971)	3
Proceeds from sale of finance receivables	37	—	37	—
Net intercompany borrowings	—	599	6	(605)	4
Investments and acquisitions (net of cash acquired)	(93)	(93)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	13	13	—	—
Proceeds from sale of securities	239	17	222	—
Investments in securities	(512)	(15)	(497)	—
Other – net	(80)	(21)	(59)	—
Net cash provided by (used for) investing activities	(959)	(66)	885	(1,778)
Cash flow from financing activities:
Dividends paid	(1,683)	(1,683)	(20)	20	5
Common stock issued, including treasury shares reissued	110	110	—	—
Common shares repurchased	(1,130)	(1,130)	—	—
Net intercompany borrowings	—	(6)	(599)	605	4
Proceeds from debt issued > 90 days	9,418	1,991	7,427	—
Payments on debt > 90 days	(6,789)	(18)	(6,771)	—
Short-term borrowings – net < 90 days	(2,138)	(5)	(2,133)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(2,213)	(742)	(2,096)	625
Effect of exchange rate changes on cash	(56)	(47)	(9)	—
Increase (decrease) in cash, cash equivalents and restricted cash	1,027	1,210	(183)	—
Cash, cash equivalents and restricted cash at beginning of period	8,292	7,302	990	—
Cash, cash equivalents and restricted cash at end of period	$9,319	$8,512	$807	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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